As filed with the Securities and Exchange Commission on August 13, 1996
                                            Registration No. 333-_______________

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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                -----------------


                                  GUESS ?, INC.
             (Exact name of Registrant as specified in its charter)



         Delaware                                     95-3679695
 (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                  Identification Number)

                            1444 South Alameda Street
                          Los Angeles, California 90021
                    (Address of Principal Executive Offices)

                                  Guess ?, Inc.
                           1996 Equity Incentive Plan
                                       and
                                  Guess ?, Inc.
                 1996 Non-Employee Directors' Stock Option Plan
                            (Full title of the plans)
                                -----------------



                                ROGER A. WILLIAMS
                             Chief Financial Officer
                                  Guess ?, Inc.
                            1444 South Alameda Street
                          Los Angeles, California 90021
                     (Name and address of agent for service)


                                 (213) 765-3100
          (Telephone number, including area code, of agent for service)


                                -----------------


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
     Title of                   Amount       Proposed Maximum         Proposed Maximum          Amount of
 Securities to be               to be       Offering Price Per           Aggregate            Registration
    Registered                Registered        Share(*)              Offering Price(*)            Fee
- -----------------------------------------------------------------------------------------------------------
Common Stock                   5,000,000      $   18.00                $90,000,000           $   31,034.48
par value $.01 per share
===========================================================================================================


  * The price shown is the average of the high and low prices of the Common Stock on the New York Stock Exchange consolidated reporting system on August 7, 1996, in accordance with Rule 457(c), and is being utilized solely for the purpose of calculating the registration fee.



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

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*





























- --------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this Registration Statement:

          (a) the prospectus included in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-4419);

          (b) the description of the Registrant's common stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A (File No. 1-11893) for registration of such common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (c) the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995;

          (d) the Registrant's quarterly report on Form 10-Q for the quarterly period ended March 31, 1996.


          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.


Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

               Pursuant to Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), Article VI of the Restated Bylaws of the

          Registrant, provides that the Registrant shall indemnify any person in connection with the defense or settlement of any threatened, pending or completed legal proceeding (other than a legal proceeding by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant or is or was a director or officer of the Registrant serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may be indemnified by the Registrant against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that he may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

               Article VI of the Registrant's Bylaws allows the Registrant to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Registrant or such person who serves or served as director, officer, agent, or employee, at another corporation, partnership or other enterprise at the request of the Registrant.

               Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article Fifth of the Restated Certificate of Incorporation of the Registrant provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. The aforesaid provision also eliminates the liability of any stockholder for managerial acts or omissions, pursuant to Section 350 of the Delaware Corporation Law of any other provision of Delaware law, to the same extent that such liability is limited for a director.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following exhibits are filed as part of this Registration
          Statement:

          3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-4419))

          3.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-4419))

          4.1  1996 Equity Incentive Plan (incorporated by reference to Exhibit
               10.21 to the Registrant's Registration Statement on Form S-1 (File No. 333-4419))

          4.2 1996 Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.22 to the Registrant's Registration Statement on Form S-1 (File No. 333-4419))

          5.1 Opinion of Shearman & Sterling re legality of common stock being registered

          23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants

          23.2 Consent of Shearman & Sterling (included in Exhibit 5.1)

          24   Powers of Attorney (included on signature page)


Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 13th day of August, 1996.

                                        GUESS ?, INC.


                             By: /s/ Maurice Marciano
                                 ------------------------------
                                 Name: Maurice Marciano
                                 Title: Chief Executive Officer



                              POWER OF ATTORNEY

          Each of the undersigned whose signature appears below hereby constitutes and appoints Maurice Marciano, Paul Marciano and Roger A. Williams, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated capacities on August 13, 1996.


            Signature                       Title
            ---------                       -----


     /s/ Maurice Marciano        Chairman of the Board, Chief Executive Office
- ------------------------------   and Director (Principal Executive Officer)
         Maurice Marciano


     /s/ Paul Marciano           President, Chief Operating Officer and Director
- ------------------------------
         Paul Marciano


     /s/ Armand Marciano         Senior Executive Vice President, Secretary and
- ------------------------------   Director
         Armand Marciano


     /s/ Roger A. Williams       Chief Financial Officer (Principal Financial
- ------------------------------   and Accounting Officer
         Roger A. Williams

                                  Exhibit Index



Exhibit No.                      Description of Document



3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-4419)

3.2 Restated Bylaws of the Registrant(incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-4419)

4.1             1996 Equity Incentive Plan (incorporated by reference to Exhibit
                10.21 to the Registrant's Registration Statement on Form S-1 (File No. 333-4419))

4.2 1996 Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.22 to the Registrant's Registration Statement on Form S-1 (File No. 333-4419))

5.1 Opinion of Shearman & Sterling re legality of common stock being registered

23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants

23.2            Consent of Shearman & Sterling (included in Exhibit 5.1)

24.1            Power of Attorney (included on signature page)